Exhibit 10.1
Celgene Corporation
2008 Stock Incentive Plan
(Amended and Restated as of June 17, 2009)
Article 1.
PURPOSE
The purpose of this Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of June 17, 2009), subject to stockholder approval at the 2009 annual meeting of stockholders on June 17, 2009 (the “Plan”) (formerly known as the 1998 Stock Incentive Plan, and, prior to April 23, 2003, as the 1998 Long-Term Incentive Plan), is to enhance the profitability and value of the Company and its Affiliates for the benefit of its stockholders by enabling the Company to offer selected management and other employees of the Company and its Affiliates and Non-Employee Directors of the Company, stock based incentives and other equity interests in the Company, thereby creating a means to raise the level of stock ownership by employees and directors in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.
Article 2.
DEFINITIONS
For purposes of this Plan, the following terms shall have the following meanings:
2.1 “Affiliate” shall mean other than the Company, (i) any Subsidiary, (ii) any corporation in an unbroken chain of corporations ending with the Company which owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates, or (iv) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.
2.2 “Award” shall mean any award under this Plan of any Stock Option, Restricted Stock, Stock Appreciation Right, Other Stock-Based Award or Performance-Based Award. All Awards, shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.
2.3 “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

2.4 “Cause” shall mean, with respect to a Participant’s Termination of Employment: (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the relevant grant or Award, or where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect at the time of the relevant grant or Award but such agreement does not define “cause” (or words of like import), termination due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of his or her duties for the Company or an Affiliate or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the relevant grant or Award that defines “cause” (or words of like import) and a “cause” termination would be permitted under such agreement at that time, termination that is or would be deemed to be for “cause” (or words of like import) as defined under such agreement; provided, that with regard to any agreement that conditions “cause” on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.
2.5 “Change in Control” shall have the meaning set forth in Article 13.
2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended.
2.7 “Committee” shall mean the Compensation Committee of the Board or such other committee or subcommittee appointed from time to time by the Board, which shall be intended to consist of two (2) or more non-employee directors, each of whom shall be, to the extent required by Rule 16b-3 (as defined herein), a “non-employee director” as defined in Rule 16b-3 and, to the extent required by Section 162(m) of the Code and any regulations thereunder, an “outside director” as defined under Section 162(m) of the Code and to the extent required by NASD Rule 4200(a)(15) of the Financial Industry Regulatory Authority Rulebook or such other applicable stock exchange rule, an ‘independent director. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code shall not affect the validity of the Awards, grants, interpretations or other actions of the Committee.
2.8 “Common Stock” means the common stock, $.01 par value per share, of the Company.
2.9 “Company” means Celgene Corporation, a Delaware corporation, and its successors by merger, consolidation or otherwise.
2.10 “Disability” shall mean, with respect to a Participant, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee or the Board, as the case may be, of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.11 “Effective Date” shall mean the date of stockholder approval of the amended and restated Plan at the Company’s 2009 annual meeting of stockholders (i.e., June 17, 2009), subject to Article 17.
2.12 “Eligible Employees” shall mean the employees of the Company and its Affiliates who are eligible pursuant to Article 5 to be granted Awards under this Plan.
2.13 “Exchange Act” shall mean the Securities Exchange Act of 1934.
2.14 “Fair Market Value” for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date the last sales price reported for the Common Stock on the applicable date (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.
2.15 “Family Member”, shall mean, with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in- law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.
2.16 “Incentive Stock Option” shall mean any Stock Option awarded under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
2.17 “Limited Stock Appreciation Right” shall mean an Award made pursuant to Section 8.5 of the Plan which may be a Tandem Stock Appreciation Right or a Non-Tandem Stock Appreciation Right.
2.18 “Named Executive Officer” shall mean a “named executive officer” (as such term is defined under the Securities Act of 1933) of the Company listed in the Company’s most recent proxy statement for its annual meeting of stockholders.
2.19 “Non-Employee Director” shall mean a director of the Company who is not an active employee of the Company or an Affiliate.
2.20 “Non-Qualified Stock Option” shall mean any Stock Option awarded under this Plan that is not an Incentive Stock Option.

2.21 “Other Stock-Based Award” means an Award under Article 9 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, a Restricted Stock Unit.
2.22 “Participant” shall mean an Eligible Employee or Non-Employee Director to whom an Award has been made pursuant to this Plan.
2.23 “Performance-Based Award” shall mean an Award made pursuant to Article 10 of this Plan of a right to receive awards of Common Stock and other Awards (including awards of cash) that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock or attainment of pre-established performance goals.
2.24 “Performance Criteria” has the meaning set forth in Exhibit A.
2.25 “Performance Goal” means the objective performance goals established by the Committee and, if desirable for purposes of Section 162(m) of the Code, based on one or more Performance Criteria.
2.26 “Performance Period” means three consecutive fiscal years of the Company, or such shorter period as determined by the Committee in its discretion.
2.27 “Restricted Stock” shall mean an award of shares of Common Stock under this Plan that is subject to restrictions under Article 7.
2.28 “Restricted Stock Unit” shall mean a type of Other Stock-Based Award granted under Article 9 which represents the right to receive cash, shares of Common Stock or a combination thereof as determined by the Committee in its sole discretion.
2.29 “Restriction Period” shall have the meaning set forth in Subsection 7.3(a) with respect to Restricted Stock for Eligible Employees.
2.30 “Retirement” shall mean an Eligible Employee’s Termination of Employment by the Company without Cause at or after age fifty-five (55). Notwithstanding the foregoing, with respect to any Stock Option outstanding on June 18, 2002, with an exercise price greater than the Fair Market Value of a share of Common Stock on such date or any Stock Option granted on or after June 18, 2002, “Retirement” shall also mean an Eligible Employee’s Termination of Employment due to a voluntary resignation at or after the attainment of age fifty-five (55) and the completion of five (5) years of service as determined by the Committee in its sole discretion (after taking into account any breaks in service). With respect to a Non-Employee Director’s Termination of Directorship, Retirement means the Non-Employee Director’s failure to stand for reelection or the failure to be reelected.
2.31 “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

2.32 “Section 162(m) of the Code” shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.
2.33 “Stock Appreciation Right” shall mean the right (pursuant to an Award granted under Article 8). A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in Common Stock equal to the excess of (i) the Fair Market Value, on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), over (ii) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive an amount in Common Stock equal to the excess of (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, over (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.
2.34 “Stock Option” or “Option” shall mean any option to purchase shares of Common Stock granted to Eligible Employees pursuant to Article 6 and to Non-Employee Directors pursuant to Article 11.
2.35 “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
2.36 “Ten Percent Stockholder” shall mean a person owning stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Subsidiaries or its parent corporations, as defined in Section 424(e) of the Code.
2.37 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Directorship in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Directorship thereafter.
2.38 “Termination of Employment” shall mean (i) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates or (ii) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant thereupon becomes employed by the Company or another Affiliate.
2.39 “Transfer” or “Transferred” or “Transferable” shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer.

Article 3.
ADMINISTRATION
3.1 The Committee. The Plan shall be administered and interpreted by the Committee.
3.2 Awards. The Committee shall have full authority to grant to Eligible Employees, pursuant to the terms of this Plan: (i) Stock Options, (ii) Restricted Stock, (iii) Stock Appreciation Rights, (iv) Other Stock-Based Awards and (v) Performance-Based Awards. In addition, the Committee shall have full authority to grant to Non-Employee Directors, pursuant to the terms of this Plan: (i) Non-Qualified Stock Options and (ii) Restricted Stock Units in accordance with Article 11. In particular, the Committee shall have the authority:
(a) to select the Eligible Employees to whom Stock Options, Restricted Stock, Stock Appreciation Rights, Other Stock-Based Awards and Performance-Based Awards may from time to time be granted hereunder;
(b) to determine whether and to what extent Stock Options, Restricted Stock, Stock Appreciation Rights, Other Stock-Based Awards and Performance-Based Awards or any combination thereof, are to be granted hereunder to one or more Eligible Employees;
(c) to select the Non-Employee Directors to whom Non-Qualified Stock Options and Restricted Stock Units may from time to time be granted hereunder and determine whether and to what extent Non-Qualified Stock Options and Restricted Stock Units or any combination thereof, are to be granted hereunder to Non-Employee Directors;
(d) to determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Award to an Eligible Employee or Non-Employee Director granted hereunder;
(e) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder to an Eligible Employee or Non-Employee Director (including, but not limited to, the exercise or purchase price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Stock Option or other Award, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);
(f) to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under Section 6.3(d);
(g) to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Eligible Employees in order to exercise Options under this Plan;

(h) to determine whether to require an Eligible Employee or Non-Employee Director, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Option or as an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option or Award; and
(i) to determine whether a Stock Appreciation Right is a Tandem Stock Appreciation Right or Non-Tandem Stock Appreciation Right.
3.3 Guidelines. Subject to Article 14 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3 and Section 162(m) of the Code. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws and may impose any limitations and restrictions that they deem necessary to comply with the applicable tax and securities laws of such countries other than the United States. Without limiting the generality of the foregoing, the French Addendum to the Plan previously adopted by the Committee for purposes of the grant of Stock Options to Participants who reside in, or are subject to taxation in, France, continues to be in full force and effect under the Plan as amended and restated herein. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and the exception for performance-based compensation under Section 162(m) of the Code with regard to Options, Stock Appreciation Rights and certain awards of Other Stock-Based Awards and Performance-Based Awards and shall be limited, construed and interpreted in a manner so as to comply therewith.
3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.
3.5 Reliance on Counsel. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

3.6 Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of the members present. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.
3.7 Designation of Consultants/Liability.
(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.
(b) The Committee may employ such legal counsel, consultants, appraisers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, appraiser or consultant and any computation received from any such consultant, appraiser or agent. Expenses incurred by the Committee in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Board, the Committee, its members and any employee of the Company designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or employee of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer, employee of the Company and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Affiliates. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

Article 4.
SHARE AND OTHER LIMITATIONS
4.1 Shares.
(a) General Limitation. The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which all Awards may be granted shall not exceed 70,781,641 shares (subject to any increase or decrease pursuant to Section 4.2). The foregoing aggregate share reserve reflects: (i) the aggregate share reserve of 52,372,191 shares of Common Stock under the Plan prior to its amendment and restatement as of June 17, 2009; (ii) 18,100,000 additional shares of Common Stock that will be added to the aggregate share reserve as the date the stockholders of the Company approve the amendment and restatement of the Plan; and (iii) 309,450 shares of Common Stock reserved but not yet granted under the Company’s 1995 Non-Employee Directors’ Incentive Plan, as amended and restated as of June 22, 2000 and as further amended that will be transferred to the Plan as the date the stockholders of the Company approve the amendment and restatement of the Plan. Any shares of Common Stock that are subject to Restricted Stock Awards or Other Stock-Based Awards or Performance-Based Awards denominated in shares of Common Stock shall be counted against this limit as 1.6 shares for every share granted. If any Option or Stock Appreciation Right granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Stock Appreciation Right or Option shall again be available for the purposes of Awards under the Plan. If a share of Restricted Stock or an Other Stock-Based Award or a Performance-Based Award denominated in shares of Common Stock granted under this Plan is forfeited for any reason, 1.6 shares of Common Stock shall again be available for the purposes of Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan. The number of shares of Common Stock available for the purpose of Awards under this Plan shall be reduced by (i) the total number of Options or Stock Appreciation Rights exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Option or Stock Appreciation Right. Shares of Common Stock repurchased by the Company on the open market with the proceeds of an Option exercise price shall not be added to the aggregate share reserve described herein.

(b) Individual Participant Limitations. (i) The maximum number of shares of Common Stock subject to any Option or any Other Stock-Based Award or Performance-Based Award denominated in shares of Common Stock for any Performance Period which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee shall be 1,500,000 shares (as adjusted to reflect all adjustments to the Common Stock on or before February 17, 2006, subject to any increase or decrease pursuant to Section 4.2); provided, however, that with respect to any Performance-Based Award or Other Stock-Based Award with a Performance Period that is less than three consecutive fiscal years, the maximum number of shares of Common Stock subject to any Other Stock-Based Award or Performance-Based Award shall be determined by multiplying 1,500,000 by a fraction, the numerator of which is the number of days in the Performance Period and the denominator of which is 1095.
(ii) The maximum number of shares of Common Stock subject to any Stock Appreciation Right which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee shall be 1,500,000 shares (as adjusted to reflect all adjustments to the Common Stock on or before February 17, 2006, subject to any increase or decrease pursuant to Section 4.2). If a Tandem Stock Appreciation Right or Limited Stock Appreciation Right is granted in tandem with an Option it shall apply against the Eligible Employee’s individual share limitations for both Stock Appreciation Rights and Options.
(iii) The maximum payment under any Performance-Based Awards denominated in dollars under this Plan to each Eligible Employee for any Performance Period shall be $4,000,000, provided, however, that if the Performance Period is less than three consecutive fiscal years, the maximum value at grant of Performance-Based Awards under this subparagraph (iii) shall be determined by multiplying $4,000,000 by a fraction, the numerator of which is the number of days in the Performance Cycle and the denominator of which is 1095.
(iv) There are no annual individual participant limitations on Restricted Stock or Other Stock-Based Awards that are not intended to comply with the requirements of Section 162(m) of the Code.
(v) To the extent that shares of Common Stock for which Awards are permitted to be granted to a Participant pursuant to Section 4.1(b) during a fiscal year of the Company are not covered by an Award in the Company’s fiscal year, such shares of Common Stock shall not be available for grant or issuance to the Participant in any subsequent fiscal year during the term of this Plan.
4.2 Changes.
(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or its Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or its Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(b) In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, conversion of the Company’s preferred stock, issuance of warrants or options to purchase any Common Stock or securities convertible into Common Stock, any sale or Transfer of all or part of the Company’s assets or business, or any similar change affecting the Company’s capital structure or business, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Option or other Awards granted under this Plan and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.
(c) Fractional shares of Common Stock resulting from any adjustment in Options or Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Option or Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.
(d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), then the Committee may, in its sole discretion, terminate all outstanding Options, Stock Appreciation Rights and Other Stock-Based Awards requiring exercise or similar action by a Participant, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Options and Stock Appreciation Rights that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option or Award Agreements) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Options, Stock Appreciation Rights and Other Stock-Based Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.
4.3 Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than as permitted under applicable law.
Article 5.
ELIGIBILITY
All management and other employees of the Company and its Affiliates are eligible to be granted Options, Restricted Stock, Stock Appreciation Rights, Other Stock-Based Awards and Performance-Based Awards under this Plan. Non-Employee Directors of the Company are eligible to be granted Non-Qualified Stock Options and Restricted Stock Units to the extent provided in Article 11. Eligibility under this Plan shall be determined by the Committee in its sole and absolute discretion.
Article 6.
STOCK OPTIONS
6.1 Options. Each Stock Option granted hereunder shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code or (ii) a Non-Qualified Stock Option.
6.2 Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify, shall constitute a separate Non-Qualified Stock Option. Notwithstanding any other provision of this Plan to the contrary or any provision in an agreement evidencing the grant of an Option to the contrary, any Option granted to an Eligible Employee of an Affiliate (other than one described in Section 2.1(i) or (ii)) shall be a Non-Qualified Stock Option.
6.3 Terms of Options. Options granted under Article 6 of this Plan shall be subject to Article 12 and the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:
(a) Option Price. The option price per share of Common Stock purchasable under an Incentive Stock Option or a Non-Qualified Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the share of Common Stock at the time of grant; provided, however, if an Incentive Stock Option is granted to a Ten Percent Stockholder, the purchase price shall not be less than 110% of the Fair Market Value of the share of Common Stock at the time of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted; provided, however, that the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five (5) years.
(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that Stock Options shall be subject to a minimum vesting schedule of at least one year, except that, with respect to a Participant other than a Named Executive Officer on the date of grant, unvested Stock Options may become vested prior to the completion of the one-year period upon a Change in Control or the Participant’s Retirement, Disability, death, layoff pursuant to a reduction in workforce or Termination of Employment pursuant to a business acquisition, in each case, to the extent provided in the applicable Award agreement. Notwithstanding the foregoing sentence, subject to the limitations set forth in Section 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant (including a Named Executive Officer) without regard to any limit on accelerated vesting. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, that the Committee may waive the installment exercise provisions or accelerate the time at which Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.
(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of Company, (ii) if the Common Stock is traded on a national securities exchange, the Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price to the extent permitted by law, (iii) by payment in full or part in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee or the Board or (iv) on such other terms and conditions as may be acceptable to the Committee or the Board, as applicable. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code) at all times from the time the Option is granted until three (3) months prior to the date of exercise (or such other period as required by applicable law), such Option shall be treated as an Option which is not an Incentive Stock Option.
Should the foregoing provision not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.
Without the written consent of the Company, no Common Stock acquired by a Participant upon the exercise of an Incentive Stock Option granted hereunder may be disposed of by the Participant within two (2) years from the date such Incentive Stock Option was granted, nor within one (1) year after the transfer of such Common Stock to the Participant; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in Section 422(c)(3) of the Code, shall not be deemed to be such a disposition.
(f) Form of Options. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of agreement or grant as is approved by the Committee.
(g) Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the shares to be issued upon the exercise of a Stock Option shall be in the form of Restricted Stock, or may, in the Option agreement, reserve a right to so provide after the time of grant.
(h) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, permitting “reloads.” With regard to such “reloads”, the Committee shall have the authority (but not an obligation) to include within any Option agreement a provision entitling the optionee to a further Option (a “Reload Option”) if the optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of the Company held by the optionee for at least six (6) months prior to such date of surrender in accordance with the Plan and the terms and conditions of the Option agreement. Any Reload Option shall not be an Incentive Stock Option, shall be for a number of shares equal to the number of surrendered shares, the exercise price thereof shall be equal to the Fair Market Value of the Common Stock on the date of exercise of such original Option, shall become exercisable if the purchased shares are held for a minimum period of time established by the Committee, and shall be subject to such other terms and conditions as the Committee may determine. Notwithstanding the foregoing, Stock Options granted on or after October 1, 2004 may not permit reloads.

(i) Repricing of Stock Options Prohibited. Notwithstanding any other provision of the Plan to the contrary, an outstanding Stock Option may not be modified to reduce the exercise price thereof nor may a new Stock Option at a lower price be substituted for a surrendered Stock Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.
Article 7.
RESTRICTED STOCK AWARDS
7.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued to Eligible Employees either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.
7.2 Awards and Certificates. An Eligible Employee selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Restricted Stock Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:
(a) Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be the minimum permitted by applicable law.
(b) Acceptance. Awards of Restricted Stock must be accepted within a period of ninety (90) days (or such shorter period as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of a Restricted Stock Award. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Celgene Corporation (the “Company”) 2008 Stock Incentive Plan, as may be amended from time to time, and an Agreement entered into between the registered owner and the Company dated  _____. Copies of such Plan and Agreement are on file at the principal office of the Company.”
(d) Custody. The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.
7.3 Restrictions and Conditions on Restricted Stock Awards. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to Article 12 and the following restrictions and conditions:
(a) Restriction Period; Vesting and Acceleration of Vesting. (i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under this Plan during a period set by the Committee (the “Restriction Period”) commencing with the date of such Award, as set forth in the Restricted Stock Award agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock; provided, however, that shares of Restricted Stock shall be subject to a minimum vesting schedule of at least three years (with no more than one-third of the shares of Common Stock subject thereto vesting on each of the first three anniversaries of the date of grant), except that, with respect to a Participant other than a Named Executive Officer on the date of grant, unvested Restricted Stock may become vested prior to the completion of the three-year period upon a Change in Control or the Participant’s Retirement, Disability, death, layoff pursuant to a reduction in workforce or Termination of Employment pursuant to a business acquisition, in each case, to the extent provided in the applicable Award agreement. Notwithstanding the foregoing sentence, subject to the limitations set forth in Section 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant (including a Named Executive Officer) without regard to any limit on accelerated vesting.
(ii) Performance Goals, Formulae or Standards. If the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals is substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(b) Rights as Stockholder. Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Committee, in its sole discretion, specifies otherwise at the time of the Award.
(c) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law.
Article 8.
STOCK APPRECIATION RIGHTS
8.1 Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under this Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.
8.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including Article 12 and the following:
(a) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.
(b) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article 6 and Article 8.

(c) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by an optionee by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 8.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.
(d) Payment. Upon the exercise of a Tandem Stock Appreciation Right a Participant shall be entitled to receive up to, but no more than, an amount in Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option price per share specified in the Reference Stock Option multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.
(e) Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article 4 of the Plan on the number of shares of Common Stock to be issued under the Plan.
8.3 Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under this Plan.
8.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including Article 12 and the following:
(a) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than ten (10) years after the date the right is granted.

(b) Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that Stock Appreciation Rights shall be subject to a minimum vesting schedule of at least one year, except that, with respect to a Participant other than a Named Executive Officer on the date of grant, unvested Stock Appreciation Rights may become vested prior to completion of the one-year period upon a Change in Control or the Participant’s Retirement, Disability, death, layoff pursuant to a reduction in workforce or Termination of Employment pursuant to a business acquisition, in each case, to the extent provided in the applicable Award agreement. Notwithstanding the foregoing sentence, subject to the limitations set forth in Section 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant (including a Named Executive Officer) without regard to any limit on accelerated vesting. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitation on the exercisability at any time at or after grant in whole or in part (including, without limitation, that the Committee may waive the installment exercise provisions or accelerate the time at which rights may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.
(c) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.
(d) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one (1) share of Common Stock on the date the right was awarded to the Participant.
8.5 Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash or Common Stock, as determined by the Committee, an amount equal to the amount (i) set forth in Section 8.2(d) with respect to Tandem Stock Appreciation Rights or (ii) set forth in Section 8.4(d) with respect to Non-Tandem Stock Appreciation Rights.
8.6 Repricing of Stock Appreciation Rights Prohibited. Notwithstanding any other provision of the Plan to the contrary, an outstanding Stock Appreciation Right may not be modified to reduce the exercise price thereof nor may a new Stock Appreciation Right at a lower price be substituted for a surrendered Stock Appreciation Right (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

Article 9.
OTHER STOCK-BASED AWARDS
9.1 Other Awards. The Committee, in its sole discretion, is authorized to grant to Eligible Employees Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, dividend equivalent units, stock equivalent units, Restricted Stock Units and deferred stock units. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.
Subject to the provisions of this Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.
The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the vesting of such Other Stock-Based Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the Performance Criteria set forth in Exhibit A hereto.
9.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article 9 shall be subject to the following terms and conditions:
(a) Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, shares of Common Stock subject to Awards made under this Article 9 may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and this Plan, the recipient of an Award under this Article 9 shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.
(c) Vesting. Any Award under this Article 9 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion; provided, however, that Other Stock-Based Awards not granted upon completion of a Performance Period shall be subject to a minimum vesting schedule of at least three years (with no more than one-third of the shares of Common Stock subject thereto vesting on each of the first three anniversaries of the date of grant), except that, with respect to a Participant other than a Named Executive Officer on the date of grant, unvested Other Stock-Based Awards may become vested prior to the completion of the three-year period upon a Change in Control or the Participant’s Retirement, Disability, death, layoff pursuant to a reduction in workforce or Termination of Employment pursuant to a business acquisition, in each case, to the extent provided in the applicable Award agreement. Notwithstanding the foregoing sentence, subject to the limitations set forth in Section 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant (including a Named Executive Officer) without regard to any limit on accelerated vesting. In the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.
(d) Price. Common Stock issued on a bonus basis under this Article 9 may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article 9 shall be priced, as determined by the Committee in its sole discretion.
(e) Payment. Form of payment for the Other Stock-Based Award shall be specified in the Award agreement, and may consist of cash, shares of Common Stock or a combination thereof as determined by the Committee in its sole discretion.
Article 10.
PERFORMANCE-BASED AWARDS
10.1 Performance-Based Awards. Performance-Based Awards may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, or Restricted Stock. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock or dollar amount to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock or payment of dollar amount under such Awards upon the completion of a specified Performance Period.

For each Participant, the Committee may specify a targeted performance award. The individual target award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under the Plan), or an amount determined pursuant to an objective formula or standard. Establishment of an individual target award for a Participant for a calendar year shall not imply or require that the same level individual target award (if any such award is established by the Committee for the relevant Participant) be set for any subsequent calendar year. At the time the Performance Goals are established, the Committee shall prescribe a formula to determine the percentages (which may be greater than one-hundred percent (100%)) of the individual target award which may be payable based upon the degree of attainment of the Performance Goals during the calendar year. Notwithstanding anything else herein, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant’s individual target award (or attained percentage thereof) regardless of the degree of attainment of the Performance Goals; provided that no such discretion to reduce an Award earned based on achievement of the applicable Performance Goals shall be permitted for the calendar year in which a Change in Control of the Company occurs, or during such calendar year with regard to the prior calendar year if the Awards for the prior calendar year have not been made by the time of the Change in Control of the Company, with regard to individuals who were Participants at the time of the Change in Control of the Company.
10.2 Terms and Conditions. Performance-Based Awards made pursuant to this Article 10 shall be subject to the following terms and conditions:
(a) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and this Plan, the recipient of an Award under this Article 10 shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.
(b) Vesting. Any Award under this Article 10 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion; provided, however, that such Awards of Common Stock not granted upon completion of a Performance Period shall be subject to a minimum vesting schedule of at least three years (with no more than one-third of the shares of Common Stock subject thereto vesting on each of the first three anniversaries of the date of grant), except that, with respect to a Participant other than a Named Executive Officer on the date of grant, unvested Performance-Based Awards may become vested prior to the completion of the three-year period upon a Change in Control or the Participant’s Retirement, Disability, death, layoff pursuant to a reduction in workforce or Termination of Employment pursuant to a business acquisition, in each case, to the extent provided in the applicable Award agreement. Notwithstanding the foregoing sentence, subject to the limitations set forth in Section 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant (including a Named Executive Officer) without regard to any limit on accelerated vesting.

(c) Waiver of Limitation. Subject to the limitations of Section 10.2(b), in the event of a Change in Control or the Participant’s Retirement, Disability, death or involuntary termination without Cause, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article.
(d) Purchase Price. Subject to Section 4.3, Common Stock issued on a bonus basis under this Article 10 may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article 10 shall be priced as determined by the Committee.
(e) Performance Goals, Formulae or Standards. (i) The Committee shall establish the Performance Goals and the individual target award (if any) in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals is substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any Performance-Based Award is intended to comply with the provisions of Section 162(m) of the Code, if any provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.
(ii) The measurements used in Performance Goals set under the Plan shall be determined in accordance with Generally Accepted Accounting Principles (“GAAP”), except, to the extent that any objective Performance Goals are used, if any measurements require deviation from GAAP, such deviation shall be at the discretion of the Committee at the time the Performance Goals are set or at such later time to the extent permitted under Section 162(m) of the Code.
(f) Committee Certification. At the expiration of the Performance Period, the Committee shall determine and certify in writing the extent to which the Performance Goals have been achieved.
Article 11.
AWARDS FOR NON-EMPLOYEE DIRECTORS
The terms and conditions of this Article 11 shall apply to Awards granted to Non-Employee Directors under the Plan.
11.1 Grant. Without further action by the Board or the stockholders of the Company, each Non-Employee Director shall be granted Awards as follows:
(a) Initial Grant. Each year on and after an annual meeting of stockholders of the Company (each, an “Annual Meeting”), upon the date of initial election or appointment as a member of the Board, each new Non-Employee Director shall receive a Non-Qualified Stock Option to purchase 25,000 shares of Common Stock, subject to adjustment as provided in Section 4.2 (the “Initial Grant”).

(b) Annual Grant. Each year on and after an Annual Meeting, each Non-Employee Director who has been elected at such Annual Meeting and is continuing as a member of the Board as of the completion of such Annual Meeting shall receive 2,055 Restricted Stock Units and a Non-Qualified Stock Option to purchase 12,333 shares of Common Stock, subject to adjustment as provided in Section 4.2; provided, however, that a Non-Employee Director who has been elected at such Annual Meeting and is continuing as a member of the Board as of the completion of such Annual Meeting but has not been a member of the Board during the entire period between such Annual Meeting and the prior Annual Meeting shall receive 2,055 Restricted Stock Units and a Non-Qualified Stock Option to purchase 12,333 shares of Common Stock multiplied by, in each case, a fraction, the numerator of which is the number of days in the 12 month period immediately preceding such Annual Meeting during which such Non-Employee Director was a Non-Employee Director and the denominator is 365 (the “Annual Grant”).
11.2 Deferral Election.
(a) General. A Non-Employee Director may elect to defer the payment of Restricted Stock Units (“Deferral Election”) in a manner specified by the Committee and in accordance with this Section 11.2. If a Deferral Election is not timely made in accordance with this Section 11.2, such Deferral Election shall be considered void and shall have no effect, and a Non-Employee Director’s Restricted Stock Units shall be paid in the form of shares of Common Stock on the earliest to occur: (i) a Non-Employee Director’s death; (ii) a Non-Employee Director’s Disability; (iii) a Non-Employee Director’s Retirement; (iv) a Non-Employee Director’s “separation from service” within the meaning of Code Section 409A; and (v) a Change in Control.
(b) Deferral Election. Unless otherwise determined by the Committee, but subject to the requirements of Code Section 409A, any Deferral Election must be made on or prior to the date of grant of Restricted Stock Units and thereafter, such Deferral Election shall become irrevocable. Notwithstanding the foregoing, a Non-Employee Director may modify a Deferral Election provided that: (i) a subsequent Deferral Election does not take effect for at least twelve (12) months after the modification is made; (ii) the modification is made at least twelve (12) months prior to the date the Restricted Stock Units would otherwise have been paid pursuant to the initial Deferral Election; and (iii) the payment date of the Restricted Stock Units is at least five (5) years beyond the payment date specified in the initial Deferral Election.
(c) Payment. Restricted Stock Units deferred in accordance with this Section 11.2 shall be paid in the form of shares of Common Stock on the earliest to occur: (i) the payment date specified in a Deferral Election; (ii) a Non-Employee Director’s death; (iii) a Non-Employee Director’s Disability; (iv) a Non-Employee Director’s Retirement; (v) a Non-Employee Director’s “separation from service” within the meaning of Code Section 409A; and (vi) a Change in Control. Any dividends or dividend equivalents payable that a Non-Employee may be entitled to receive pursuant to an Award of Restricted Stock Units shall be paid at the same time as the applicable Restricted Stock Units are paid to the Non-Employee Director.

11.3 Vesting.
(a) Options. With respect to Non-Qualified Stock Options granted to a Non-Employee Directors:
(i) The Initial Grant shall vest in four (4) equal annual installments, with the first (1st) installment vesting on the first (1st) anniversary of the date of grant; provided that the holder thereof has been a Non-Employee Director of the Company at all times through such date.
(ii) The Annual Grant shall vest in full on the earlier of (i) the day preceding the date of the first (1st) Annual Meeting held following the date of grant; and (ii) the first (1st) anniversary of the date of grant of the Award, provided that, in each case, the holder thereof has been a Non-Employee Director of the Company at all times through such date.
(b) Restricted Stock Units. One-third (1/3) of the Restricted Stock Units granted to Non-Employee Directors shall vest on each of the first (1st), second (2nd) and third (3rd) anniversaries of the date of grant, provided that the holder thereof has not had a Termination of Directorship at any prior to each such date; provided, however, that unvested Restricted Stock Units shall become fully vested effective upon the occurrence of a Change in Control or the Non-Employee Director’s Retirement, Disability, death or other “separation from service” within the meaning of Code Section 409A. Notwithstanding the foregoing sentence, subject to the limitations set forth in Section 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant without regard to any limit on accelerated vesting.
11.4 Terms. Except as otherwise provided in this Article 11, any Non-Qualified Stock Option granted under this Article 11 shall be subject to the terms and conditions set forth in Sections 6.3 and 12.3, and any Restricted Stock Unit granted under this Article 11 shall be subject to the terms and conditions set forth in Sections 9.2 and 12.3.

Article 12.
NON-TRANSFERABILITY AND TERMINATION PROVISIONS
The terms and conditions of this Article 12 shall apply to Awards under this Plan as follows:
12.1 Nontransferability. No Stock Option, Stock Appreciation Right or Performance-Based Award shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution. All Stock Options and all Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant or his or her legal guardian or representative. Tandem Stock Appreciation Rights shall be Transferable, solely to the extent permitted above, only with the underlying Stock Option. In addition, except as provided above, no Stock Option shall be Transferred (whether by operation of law or otherwise), and no Stock Option shall be subject to execution, attachment or similar process. Upon any attempt to Transfer any Stock Option, or in the event of any levy upon any Stock Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such Stock Option shall immediately terminate and become null and void. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Article 12 is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option which is Transferred to a Family Member pursuant to the preceding sentence may not be subsequently Transferred by such Family Member. Shares of Restricted Stock under Article 7 may not be Transferred prior to the date on which shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. No Award shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person.
12.2 Termination of Employment. The following rules apply with regard to the Termination of Employment of a Participant:
(a) Termination by Reason of Death. If a Participant’s Termination of Employment is by reason of death, any Stock Option or Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant’s estate are reduced, thereafter, may be exercised, to the extent exercisable at the Participant’s death, by the legal representative of the estate, at any time within a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option or Stock Appreciation Right.
(b) Termination by Reason of Retirement or Disability. If a Participant’s Termination of Employment is by reason of Retirement or Disability, any Stock Option or Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at the Participant’s termination (or solely with respect to Stock Options or Stock Appreciation Rights granted on or after September 1, 2007, to the extent exercisable at the Participant’s termination or thereafter if the Participant provides the Committee or its designee with not less than six months written notice of the Participant’s intent to terminate the Participant’s service with the Company and its Affiliates by reason of Retirement, such Stock Options or

Stock Appreciation Rights continue to become exercisable (vested) following the Participant’s Termination of Employment by reason of Retirement as if the Participant had remained an employee of the Company), by the Participant (or the Participant’s legal representative to the extent permitted under Section 16.11 or the legal representative of the Participant’s estate if the Participant dies after termination) at any time within a period (the “Retirement or Disability Period”) which is the shorter of (i) up to ten (10) years after the date of grant of such Stock Option or Stock Appreciation Right, such period to be set on a case by case basis by the Committee, or (ii) three (3) years from the date of such termination; provided, however, that, if the Participant dies within such Retirement or Disability Period, any unexercised Stock Option or Stock Appreciation Right held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year (or such other period as the Committee may specify at grant or, if no rights of the Participant’s estate are reduced, thereafter) from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option or Stock Appreciation Right.
(c) Voluntary Resignation or Involuntary Termination Without Cause. If a Participant’s Termination of Employment is due to a voluntary resignation or by involuntary termination without Cause and such termination occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for Termination of Employment by the Company for Cause (without regard to any notice or cure period requirements), any Stock Option or Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of ninety (90) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option or Stock Appreciation Right.
(d) Termination for Cause. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Employment is for Cause for any reason, any Stock Option or Stock Appreciation Right held by such Participant shall thereupon terminate and expire as of the date of termination. In the event the termination is an involuntary termination without Cause or is a voluntary resignation within ninety (90) days after occurrence of an event which would be grounds for Termination of Employment by the Company for Cause (without regard to any notice or cure period requirement), any Stock Option or Stock Appreciation Right held by the Participant at the time of occurrence of the event which would be grounds for Termination of Employment by the Company for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for Termination of Employment by the Company for Cause.
(e) Termination of Employment for Restricted Stock. Subject to the applicable provisions of the Restricted Stock Award agreement and this Plan, upon a Participant’s Termination of Employment for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(f) Termination of Employment for Other Stock-Based Awards and Performance-Based Awards. Subject to the applicable provisions of the Award agreement and this Plan, upon a Participant’s Termination of Employment for any reason, the Other Stock-Based Award or Performance-Based Award in question will vest or be forfeited or be payable in accordance with the terms and conditions established by the Committee at grant or thereafter.
12.3 Termination of Directorship for any Reason. Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, upon a Participant’s Termination of Directorship for any reason, any unvested Stock Option or Restricted Stock Unit held by such Participant shall thereupon terminate and expire as of the date of Termination of Directorship. Notwithstanding the foregoing, a Non-Employee Director (or the Non-Employee Director’s legal representative to the extent permitted under Section 16.11 or the legal representative of the Non-Employee Director’s estate, as the case may be) may exercise any Stock Option that was exercisable on the date of such Termination of Directorship, but in no event beyond the expiration of the stated term of such Stock Option.
Article 13.
CHANGE IN CONTROL PROVISIONS
13.1 Benefits. In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of an Award, the Participant shall be entitled to the following benefits:
(a) All outstanding Stock Options and the related Tandem Stock Appreciation Rights and Non-Tandem Stock Appreciation Rights of such Participant, if any, granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety.
(b) All unvested Restricted Stock, Other Stock-Based Awards and Performance-Based Awards shall become fully vested upon a Change in Control, including without limitation, the following: (i) the restrictions to which any shares of Restricted Stock of a Participant granted prior to the Change in Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change in Control, and (ii) the conditions required for vesting of any unvested Performance-Based Awards shall be deemed to be satisfied upon such Change in Control and all outstanding Performance-Based Awards shall be paid upon a Change in Control at the higher of (1) the Participant’s individual target award and (2) a payment based on actual achievement of the Performance Goals through the date of the Change in Control.
13.2 Change in Control. A “Change in Control” shall mean the occurrence of any of the following:
(a) any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of any such plan acting in his capacity as trustee), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing thirty percent (30%) of the total combined voting power of the Company’s then outstanding securities;

(b) the merger, consolidation or other business combination of the Company (a “Transaction”), other than (A) a Transaction involving only the Company and one or more of its subsidiaries, or (B) a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity and no person (other than those covered by the exceptions in (a) above) becomes the beneficial owner of securities of the resulting entity representing more than twenty-five percent (25%) of the voting power in the resulting entity;
(c) during any period of two (2) consecutive years beginning on or after the Effective Date, the persons who were members of the Board immediately before the beginning of such period (the “Incumbent Directors”) ceasing (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board; or
(d) the approval by the stockholders of the Company of any plan of complete liquidation of the Company or an agreement for the sale of all or substantially all of the Company’s assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of such sale.
Notwithstanding any other provision of the Plan to the contrary, to the extent that Awards under the Plan subject to Section 409A of the Code are payable upon a Change in Control, an event shall not be considered to be a Change in Control under the Plan with respect to such Awards unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, for purposes of the payment of Restricted Stock Units under Sections 11.2(a) and 11.2(c), a Change in Control shall mean a “change in control” as such term is defined in the Celgene Corporation 2005 Deferred Compensation Plan, as amended.

Article 14.
TERMINATION OR AMENDMENT OF THE PLAN
Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, or, with regard to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan or the maximum individual Participant limitations under Section 4.1(b), (ii) change the classification of employees eligible to receive Awards under this Plan, (iii) decrease the minimum option price of any Stock Option, (iv) extend the maximum option period under Section 6.3, (v) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, or, with regard to Incentive Stock Options, Section 422 of the Code or (vi) materially alter the Performance Criteria set forth in Exhibit A. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws or other requirements to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum option price of any Stock Option, or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.
The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article 4 above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.
Article 15.
UNFUNDED STATUS OF PLAN
This Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Article 16.
GENERAL PROVISIONS
16.1 Legend. The Committee may require each person receiving shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof, and that any subsequent offer for sale or sale of any such shares of Common Stock shall be made either pursuant to (i) a registration statement on an appropriate form under the Securities Act of 1933, which registration statement shall have become effective and shall be current with respect to the shares of Common Stock being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act of 1933, and that in claiming such exemption the Participant will, prior to any offer for sale or sale of shares of Common Stock, obtain a favorable written opinion, satisfactory in form and substance to the Company, from counsel acceptable to the Company as to the availability of such exception. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.
All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
16.2 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and, such arrangements may be either generally applicable or applicable only in specific cases.
16.3 No Right to Employment/Directorship. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee or Non-Employee Director any right with respect to continuance of employment or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed to terminate his employment or directorship at any time.
16.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock, or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company.
At the discretion of the Committee, any such withholding obligation with regard to any Participant may be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

16.5 Listing and Other Conditions.
(a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.
(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.
(c) Upon termination of any period of suspension under this Section 16.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.
16.6 Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).
16.7 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.
16.8 Other Benefits. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
16.9 Costs. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.
16.10 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

16.11 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan. If the Committee shall find, without any obligation or responsibility of any kind to do so, that any person to whom payment is payable under this Plan is unable to care for his or her affairs because of disability, illness or accident, any payment due may be paid to such person’s duly appointed legal representative in such manner and proportions as the Committee may determine, in it sole discretion. Any such payment shall be a complete discharge of the liabilities of the Committee and the Board under this Plan.
16.12 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.
16.13 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
16.14 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
Article 17.
APPROVAL OF BOARD AND STOCKHOLDERS
The Plan shall not be effective unless and until approved by the Board and, solely to the extent required by any applicable law (including without limitation, approval required under Rule 16b-3, Section 162(m) of the Code or Section 422 of the Code) or registration or stock exchange rule, approved by the stockholders of the Company in the manner set forth in such law, regulation or rule.

Article 18.
TERM OF PLAN
No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the earlier of the date the Plan is adopted by the Board and the Effective Date, but Awards granted prior to such date may, and the Committee’s authority to administer the terms of such Awards, extend beyond that date; provided, however, that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals set forth on Exhibit A.
Article 19.
NAME OF PLAN
This Plan shall be known as the Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of June 17, 2009) (formerly known as the 1998 Stock Incentive Plan, and, prior to April 23, 2003, as the 1998 Long-Term Incentive Plan).

EXHIBIT A
PERFORMANCE CRITERIA

Performance Goals established for purposes of an Award of Other Stock-Based Awards or Performance-Based Awards intended to comply with Section 162(m) of the Code shall be based on one or more of the following performance criteria (“Performance Criteria”): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, earnings, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in, or specified increases in, the fair market value of the shares of the Company’s common stock; (x) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (xi) the filing of a new drug application (“NDA”) or the approval of the NDA by the Food and Drug Administration; (xii) the achievement of a launch of a new drug; (xiii) research and development milestones; (xiv) the successful completion of clinical trial phases, (xv) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs; (xvi) gross or net sales, revenue and growth of sales revenue (either before or after cost of goods, selling and general administrative expenses, research and development expenses and any other expenses or interest); (xvii) total stockholder return; (xviii) return on assets or net assets; (xix) return on sales; (xx) operating profit or net operating profit; (xxi) operating margin; (xxii) gross or net profit margin; (xxiii) cost reductions or savings; (xxiv) productivity; (xxv) operating efficiency; (xxvi) customer satisfaction; (xxvii) working capital; or (xxviii) market share. For purposes of item (i) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.
In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

A-1